UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (905) 672-1900

                                                                                              (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 7, 2010, Cott Corporation (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”) to report that it had entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Cliffstar Corporation (“Cliffstar”) to acquire substantially all of the assets and liabilities of Cliffstar and its affiliated companies.

This amendment to the Prior 8-K is being filed to provide a copy of the Purchase Agreement as an exhibit under Item 9.01.

Item 1.01	Entry into a Material Definitive Agreement

The description of the Purchase Agreement appearing in the Prior 8-K is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated as of July 7, 2010, by and among the Company, Caroline LLC, a wholly-owned subsidiary of the Company, Cliffstar Corporation, each of the Cliffstar companies named therein, and Stanley Star, solely in his capacity as sellers’ representative.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

July 9, 2010	By:	/S/ MARNI MORGAN POE
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated as of July 7, 2010, by and among the Company, Caroline LLC, a wholly-owned subsidiary of the Company, Cliffstar Corporation, each of the Cliffstar companies named therein, and Stanley Star, solely in his capacity as sellers’ representative.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.